UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 7, 2006

Date of Report (Date of earliest event reported)

Macrovision Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22023	77-0156161
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers.

On March 7, 2006, Tom Wertheimer, a director of Macrovision Corporation (the “Company”) since 1997, decided that he will not stand for re-election to the Company’s Board of Directors when his term expires at the Company’s 2006 annual meeting of stockholders to be held on April 27, 2006 (the “Annual Meeting”). Mr. Wertheimer’s decision not to stand for re-election was for personal reasons and was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

On March 7, 2006, the Corporate Governance and Nominating Committee (the “Committee”) of the Company’s Board of Directors asked Mr. William Krepick, a director of the Company since 1995 and the Company’s former President and Chief Executive Officer, to not stand for re-election. The Committee’s decision was made because they felt that in the interest of strong corporate governance, Macrovision’s Board should have a higher ratio of independent directors to Company executives, and not as a result of any disagreement between the Company and Mr. Krepick on any matters relating to the Company’s operations, policies or practices.

Both Mr. Wertheimer and Mr. Krepick will continue as members of the Board of Directors until the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Corporation
(Registrant)

Date: March 10, 2006	By:	/s/ Loren E. Hillberg
Loren E. Hillberg
EVP and General Counsel